UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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First Capital Bancorp, Inc.

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First Capital Bancorp, Inc

4222 Cox Road, Suite 200

Glen Allen, VA 23060

April 14, 2008

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of First Capital Bancorp, Inc. a Virginia corporation (the “Company”). The meeting will be held on May 21, 2008, at 10:00 a.m. at the Comfort Suites, 4051 Innslake Drive, Glen Allen, Virginia.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Grant S. Grayson
Chairman of the Board

FIRST CAPITAL BANCORP, INC.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2008

The Annual Meeting of Stockholders of First Capital Bancorp, Inc. will be held at the Comfort Suites, 4051 Innslake Drive, Glen Allen, Virginia, at 10:00 a.m., on Wednesday, May 21, 2008 for the following purposes:

1)	To elect four (4) directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2)	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accountant for the year ending December 31, 2008.

3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 1, 2008, are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.

GLEN ALLEN, VIRGINIA	BY ORDER OF THE BOARD OF DIRECTORS
APRIL 14, 2008	WILLIAM W. RANSON, SECRETARY

PROXY STATEMENT

OF

FIRST CAPITAL BANCORP, INC.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (the “Proxy Statement”) is furnished to stockholders of First Capital Bancorp, Inc., a Virginia corporation and a bank holding company (hereinafter referred to as “FCB” or the “Company”) in connection with the solicitation by the Board of Directors of FCB of proxies to be voted at the Annual Meeting of Stockholders of FCB to be held at 10:00 a.m., on Wednesday, May 21, 2008, or any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 14, 2008.

FCB is the successor to First Capital Bank, a Virginia banking company (the “Bank”). Pursuant to a share exchange transaction that was effective September 8, 2006 (the “Share Exchange”), the Bank became a wholly-owned subsidiary of FCB. To the extent applicable and appropriate, references herein to the “Company” or “FCB” shall include references to the Bank and references to prior time periods for “FCB” or the “Company” shall include prior time periods for the Bank.

All properly executed proxies received by FCB prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted FOR the nominees for election as directors and FOR Item 2. ANY STOCKHOLDER WHO HAS EXECUTED AND DELIVERED A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY GIVING WRITTEN NOTICE OF REVOCATION OF THE PROXY TO THE SECRETARY, OR BY SUBMITTING TO FCB A SIGNED PROXY BEARING A LATER DATE.

All references in this Proxy Statement to FCB’s last fiscal year refer to the period from January 1, 2007 to December 31, 2007.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Holders of common stock of FCB, par value $4.00 per share, are entitled to vote at the meeting. Each share of FCB Common Stock is entitled to one vote on all matters which may come before the meeting. As of April, 1, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 2,971,171 shares of FCB Common Stock issued and outstanding.

The following table shows the shares of FCB Common Stock beneficially owned by (i) each director or nominee for director, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of FCB as a group, as of March 15, 2008. As of March 15, 2008, based on information available to FCB, no person (including any “group” as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owned 5% or more of the Company’s Common Stock, except as set forth below. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Number of Shares (1)	Percent of Class (%)
P.C. Amin	122,004	4.1%
Gerald Blake	38,287	1.3
Dr. Kamlesh N. Dave	81,036	2.7
Grant S. Grayson	41,338	1.4
K. Bradley Hildebrandt	13,500		*
Yancey S. Jones	45,500	1.5
Debra L. Richardson	11,650		*
Joseph C. Stiles, Jr.	37,200	1.3
Ann K. Hillsman	2,475		*
Robert G. Watts, Jr.	38,733	1.3
Jay M. Weinberg	50,092	1.7
Richard W. Wright	127,375	4.8
Gerald Yospin	30,962	1.0

Current directors and executive officers as a group (20 persons)	711,173	22.6%

(1)	Amounts reflect shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2008, as follows: Mr. Amin 9,225 shares; Mr. Blake 10,725 shares; Dr. Dave 3,000 shares; Mr. Grayson 18,225 shares; Mr. Hildebrandt 12,000 shares; Mr. Jones 6,975 shares; Ms. Richardson 3,000 shares; Mr. Stiles 10,725 shares; Ms. Hillsman 2,000 shares; Mr. Watts 26,483 shares; Mr. Weinberg 6,975 shares; Mr. Wright 15,225 shares; Mr. Yospin 8,475 shares.
*	Ownership interest less than 1%.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of FCB is divided into three classes (I, II and III). Directors of FCB are elected on a staggered basis for three-year terms, with approximately one-third of the directors having terms expiring each year. Four (4) directors in Class I are to be elected at this meeting to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2011. With respect to the election of directors, a majority of the outstanding shares of Company Common Stock entitled to vote on the matter present at the meeting in person or by proxy will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker nonvotes) will count toward a quorum.

Proxies received from stockholders will be voted in favor of the nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

Certain information concerning the four (4) nominees for election at this meeting, and the directors who will continue in office after the meeting, is set forth below. Unless otherwise specified, each director has held his or her current position for at least five years.

NOMINEES FOR ELECTION AS DIRECTORS

FOR THREE-YEAR TERMS EXPIRING IN 2011

Name, Age and Year First Became Director	Principal Occupation
Gerald Blake, 54 Director since 1998	Owner and President of Select Office Systems, a Richmond based company that sells and markets office equipment.

Dr. Kamlesh N. Dave, M.D., F.A.C.C., 52 Director since 2005	Cardiologist and Former Chief of Staff of the Southside Regional Medical Center. Dr. Dave serves as co-chair and trustee to the Cultural Center of India and serves as Vice Chairman of the Commonwealth Health Research Board. He is also a member of the Workman Compensation Medical Board of Virginia and was recently appointed to America Land Fund – Advisory Board.

Grant S. Grayson, 55 Chairman of the Board Director since 1998	Partner in the law firm of Cantor Arkema, P.C., located in Richmond, Virginia.

Gerald H. Yospin, 67 Director since 1998	Partner in Triangle Development Group of Richmond. Mr. Yospin is a former Senior associate and member of the Retail Brokerage Department of Grubb & Ellis/Harrison & Bates, Inc., located in Richmond, Virginia.

DIRECTORS WHOSE TERMS EXPIRE IN 2009

CLASS III

Jay M. Weinberg, 75 Director since 1998	Chairman, Emeritus of the law firm of Hirschler Fleischer, located in Richmond, Virginia. Prior to assuming this position in 2004, Mr. Weinberg had been a partner in such firm for over 40 years.

Robert G. Watts, Jr., 47 Director since 2001	President and CEO of First Capital Bancorp, Inc. and First Capital Bank. From June 1, 1999 until taking a position with the bank on December 20, 2000, Mr. Watts was Senior Vice President and Senior Lending Officer of The Bank of Richmond (now Gateway Bank).

Debra L. Richardson, 45 Director since 2003	President and owner of Business and Healthcare Solutions, PLC which specializes in financial strategies for businesses and healthcare providers. Prior to forming Business and Healthcare Solutions in 2005, Ms. Richardson served as President of MMR Holdings, a supplier of health care imaging Services, for two years. Prior to that she worked for 15 years at the accounting firm of Keiter Stephens, the last 10 years as the partner in charge of the Healthcare practice

DIRECTORS WHOSE TERMS EXPIRE IN 2010 CLASS II

Name, Age and Year First Became Director	Principal Occupation
P.C. Amin, 62 Director since 1998	President of Shamin, Inc., Mr. Amin also is the developer and owner of twenty-five hotels of which twenty are in the Richmond area, including Comfort Suites, Holiday Inn Express, Hampton Inn, Hilton Garden Inns, Courtyard and Comfort Inn.

Yancey S. Jones, 57 Director since 1998	CEO of The Supply Room Companies, Inc. /MEGA Office Furniture, servicing Virginia, Maryland and DC with office supplies and office furniture.

Joseph C. Stiles, Jr., 86 Director since 1998	Owner of Luck Chevrolet, Inc., Ashland, Virginia, a long-standing Chevrolet dealership. Mr. Stiles was appointed a member of the Board of Directors of Hanover National Bank in 1965 and served in that capacity until the merger with First Virginia Bank-Colonial in 1986, and remained on the Board of First Virginia Bank-Colonial until December, 1995.

Richard W. Wright, 73 Vice Chairman of the Board Director since 1998	Former Chairman of James River Group, a property and casualty insurance holding company. Mr. Wright is also the former Chairman of Peoples Security Insurance Company and the former Chairman and Director of Front Royal, Inc., a property casualty insurance holding company. Mr. Wright is also the President and Director of the Wright Group, an insurance consulting company located in Richmond.

No director is related to any other director or executive officer of FCB by blood, marriage or adoption.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Information with respect to Robert G. Watts, Jr., our President and Chief Executive Officer, is set forth above. Information with respect to certain other executive officers is as follows:

Barry P. Almond, Senior Vice President and Retail Banking Team Leader: Mr. Almond joined us in 2002 as Vice President. He became Senior Vice President in 2006. Prior to joining the Company, Mr. Almond headed up the retail banking unit for Village Bank, Midlothian, Virginia for four years.

William D. Bien, Jr., Senior Vice President and Senior Lending Officer: Prior to joining us in 2003 as Senior Vice President, Mr. Bien served for several years as Executive Vice President and Senior Lender at CommonWealth Bank (now First Community Bank), Richmond, Virginia.

Patty A. Cuccia, Senior Vice President and Operations Team Leader: Ms. Cuccia joined us in 1998 as Assistant Vice President. She became Vice President in 2000 and a Senior Vice President in 2004.

K. Bradley Hildebrandt, Executive Vice President and Senior Credit Officer: Prior to joining us, Mr. Hildebrandt served as Senior Vice President, Commerce Bank (now SouthTrust), Richmond, Virginia.

Ann K. Hillsman, Senior Vice President Real Estate Construction and Mortgage Banking: Prior to joining us in 2006 as Senior Vice President, Ms. Hillsman was the Senior Vice President Real Estate Lending Manager at The Bank of Richmond (now Gateway Bank) for over five years.

Richard C. McNeil, Senior Vice President and Private Client Group Team Leader: Prior to joining us in 2007 as Senior Vice President, Mr. McNeil was Senior Vice President with First Market Bank for nine years in the Private Banking Division.

William W. Ranson, CPA, Senior Vice President and Chief Financial Officer: Prior to joining us in 2004, Mr. Ranson was a Senior Manager with Cherry, Bekaert and Holland, L.L.P., the Bank’s independent registered public accounting firm. While employed by Cherry, Bekaert and Holland, Mr. Ranson did not participate in any attest functions related to the Bank. Prior to joining Cherry, Bekaert and Holland, Mr. Ranson served as Executive Vice President and Chief Financial Officer of CommonWealth Bank, (now First Community Bank), Richmond, Virginia.

Katherine K. Wagner, Senior Vice President and Chief Operating Officer: Prior to joining us in 2005, Ms. Wagner served as Senior Vice President – Commercial Lending at Citizens & Commerce Bank, Richmond, Virginia.

Ralph C. (“Del”) Ward, Jr., Senior Vice President and Business Team Leader: Prior to joining us in 2007 as Senior Vice President, Mr. Ward was Senior Vice President with First Market Bank for nine years in the Business Banking Division.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Independence

Except for Mr. Watts, all of the Company’s directors are “independent” as defined by the listing standards of NASDAQ.

Director Nominees

FCB does not have a standing nominating committee. Instead, the full Board of Directors functions in this capacity. The Company believes that such an approach is preferable to having a nominating committee because it assures the widest possible scope in the identification and selection of potential new Board members. Because Mr. Watts is not an independent director, he does not participate in any discussions or votes regarding director nominees.

Under the Company’s bylaws, a stockholder may nominate a person for election as a director only if written notice of such nominee is received by FCB at least ninety (90) days in advance of the annual meeting (or seven days after receipt of notice in the event of a special meeting). Any notice with respect to a stockholder nominee for director shall set forth: (i) the name of nominee and the stockholder making the nomination; (ii) a representation that the stockholder is a stockholder of record entitled to vote at the meeting; (iii) such additional information as may be required to be included in a proxy statement under applicable rules; and (iv) the consent of the nominee to serve as a director if elected.

The Board considers a number of factors in identifying and selecting nominees for directors, including business experience and relationships within the community. Stockholder nominees, if properly presented to the Board, are not treated any differently by the Board than would a nominee identified by the Board.

The Company has not paid any fees to any third-party for identifying and evaluating any potential nominees, and no stockholder nominees were received for this annual meeting.

Communications with the Board

FCB has no formal policy or procedure governing stockholder communications with the Board or individual directors.

The Board does not believe that a formal policy is necessary because, as a community bank whose directors are all local residents and members of the local business community with numerous relationships with civic, community service, professional and other groups and associations, stockholder access to Board members is readily available. Furthermore, any communication received by the Bank and directed to the Board or an individual director will generally be passed along to such persons. To date, the Bank has not received any complaints or other indications from stockholders that a formal policy for contacting the Board or individual directors is appropriate or required.

The Company’s website also invites interested parties to contact the Company, and specifically the investor relations liaison, with any questions and/or comments about FCB matters.

Attendance at Annual Meeting

The FCB has no formal policy regarding attendance by directors at the annual meeting of the Company’s stockholders. The Company believes that no such policy is necessary because, as a community bank whose directors are all local residents and members of the local business community, the Company’s directors generally are available to attend, and look forward to attending, the annual meeting. Consistent with this belief, all of the Bank’s directors attended the 2007 annual meeting.

Board Meetings

The Board of Directors held 12 meetings during 2007. Each incumbent director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period for which he or she was a director) except Mr. Amin and Dr. Dave who attended only 66.7% of such meetings.

Board Committees

The standing committees of the Board of Directors include an Audit Committee, a Loan Committee and a Compensation Committee.

Audit Committee

The Board of Directors of FCB has established a standing Audit Committee currently composed of three directors who are not officers of the Company and are independent as defined by the listing standards of NASDAQ. The members of the Audit Committee are: Jay M. Weinberg, Yancey S. Jones, and Debra L. Richardson. During the 2007 fiscal year, the Audit Committee held 5 meetings.

2007 AUDIT COMMITTEE REPORT

The Audit Committee of FCB has adopted a formal written charter, which was included as an appendix to the proxy statement for the Bank’s 2005 Annual Meeting of Stockholders. In connection with the performance of its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of FCB with management;

•

Discussed with the independent auditors the matter required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•

Received from the independent auditors disclosures regarding the auditors, independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•

Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jay M. Weinberg
Yancey S. Jones
Debra L. Richardson

The Audit Committee charter requires that the committee include at least one member who qualifies as an audit committee financial expert, meaning that such person must (i) have an understanding of GAAP and its application to financial statements; (ii) have experience in preparing, auditing, analyzing or evaluating financial statements with issues similar to those applicable to the Company’s financial statements; (iii) understand audit committee functions; and (iv) understand internal controls and procedures for financial reporting. Debra L. Richardson is the member of the Audit Committee who meets these requirements. As noted above, Ms. Richardson is independent as defined by the listing standards of NASDAQ.

Loan Committee

The Board of Directors of FCB has established a Loan Committee. The members of the Loan Committee are: Gerald Yospin, Grant S. Grayson, Gerald Blake, Joseph C. Stiles, Jr., Robert G. Watts, Jr., and Richard W. Wright. The primary purpose of the Loan Committee is to establish lending policy and procedures (including loan approval authority levels), approve applicable credits, and continually monitor the overall quality of FCB’s assets. During the 2007 fiscal year, the Loan Committee held 35 meetings.

Compensation Committee

The Board of Directors of FCB has established a Compensation Committee. The members of the Compensation Committee are: Richard W. Wright, Yancey S. Jones, and Jay M. Weinberg. The primary purpose of the Compensation Committee is to oversee general human resource issues, as well as establish compensation levels for selected senior management. During the 2007 fiscal year, the Compensation Committee held 2 meetings.

DIRECTORS’ COMPENSATION

Each non-employee member of our Board of Directors currently receives $300 for each Board meeting he or she attends, and $150 for each committee meeting he or she attends. These fees were paid to the non-employee member of our Board of Directors for the year ended December 31, 2007.

In 2007, non-employee directors received $57,600 in the aggregate as compensation for their services as directors.

The following table sets forth a summary of certain information concerning the compensation paid by us to our directors, other than Mr. Watts, during 2007. Information regarding the compensation paid to Mr. Watts is disclosed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Total
P.C. Amin	$2,400	$2,400
Gerald Blake	7,950	7,950
Dr. Kamlesh N. Dave	2,400	2,400
Grant S. Grayson	8,550	8,550
Yancey S. Jones	3,750	3,750
Jay M. Weinberg	3,600	3,600
Joseph C. Stiles, Jr.	8,250	8,250
Richard W. Wright	7,950	7,950
Gerald Yospin	8,550	8,550
Debra L. Richardson	4,200	4,200

The following table sets forth information concerning individual grants of stock options made during the last fiscal year to the non-employee directors of FCB, all of which were approved by the Board of Directors of FCB.

Option Grants in Last Fiscal Year

Name	No. of Options Granted	% of Total Options Granted In Fiscal Year	Date of Grant	Exercise Price	Expiration Date
P. C. Amin	3,000	4.82%	9/19/2007	$13.41	9/17/2017
Gerald Blake	5,000	8.03%	9/19/2007	$13.41	9/17/2017
Dr. Kamlesh N. Dave	3,000	4.82%	9/19/2007	$13.41	9/17/2017
Grant S. Grayson	8,000	12.85%	9/19/2007	$13.41	9/17/2017
Yancey S. Jones	3,500	5.62%	9/19/2007	$13.41	9/17/2017
Jay M. Weinberg	3,500	5.62%	9/19/2007	$13.41	9/17/2017
Joseph C. Stiles, Jr.	5,000	8.03%	9/19/2007	$13.41	9/17/2017
Richard W. Wright	7,000	11.24%	9/19/2007	$13.41	9/17/2017
Gerald Yospin	5,000	8.03%	9/19/2007	$13.41	9/17/2017
Debra L. Richardson	3,500	5.62%	9/19/2007	$13.41	9/17/2017

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors, executive officers, and persons who own more than ten percent (10%) of a registered class of FCB’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) stockholders are required by Commission regulation to furnish FCB Capital with copies of all Section 16(a) forms they file.

To FCB’s knowledge, based solely on a review of the copies of reports furnished to FCB, FCB believes that all filings applicable to its executive officers, directors and ten percent (10%) beneficial owners complied with applicable regulations during the last fiscal year.

EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the cash compensation paid by FCB for services rendered in all capacities during the years ended December 31, 2007 and 2006, to the President and Chief Executive Officer of FCB (the Company’s Principal Executive Officer) and certain other executive officers of FCB or the Bank who had total compensation during the 2007 fiscal year which exceeded $100,000. The following table does not include certain prerequisites that do not exceed $10,000 each:

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year	Salary		Bonus			Other			Option Awards			All Other Compensation (1)		Total
Robert G. Watts, Jr. President and Chief Executive Officer (Principal Executive Officer)	2007 2006	$ $	158,775 145,438	$ $	— —	(2) (2)	$ $	— —		$ $	5,251 —	(5)	$ $	7,144 6,645	$ $	165,919 152,083

K. Bradley Hildebrandt Executive Vice President and Senior Credit Officer	2007 2006	$ $	122,765 109,725	$ $	45,407 11,500		$ $	— —		$ $	— —		$ $	6,022 4,937	$ $	158,774 126,162

Ann K. Hillsman(6), Senior Vice President Real Estate Construction and Mortgage Banking	2007 2006	$ $	174,292 67,108	$ $	79,506 4,000	(3)	$ $	32,784 3,758	(4)	$ $	15,189 5,696	(5)(7) (5)	$ $	8,274 1,991	$ $	310,045 76,586

(1)	Includes company match benefits received by these individuals in connection with contributions made under the Contributory Thrift Plan, which is our 401(k) plan.
(2)	Mr. Watts declined a bonus for 2007 and 2006.
(3)	Ms. Hillsman received a $50,000 signing agreement payable annually for two years subject to continued employment.
(4)	Ms. Hillsman receives commission on mortgage loans originated and a 10% incentive based on the mortgage departments’ pre-tax income after direct expenses.
(5)	Amounts reflect the total compensation expense for grants made. The annual expense of these grants are based on recording the required expense over their vesting period of three years. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s audited financial statements for the year ended December 31, 2007 included in the Form 10-KSB filed with the SEC on March 28, 2008.
(6)	Ms. Hillsman joined the Company in August 2006.
(7)	The 2007 Option Awards expense represents the 2007 expense of options granted Ms. Hillsman upon her employment in 2006.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer of ours or First Capital Bank. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Agreements with Executive Officers

The Bank has entered into an Employment Agreement dated December 20, 2000 with Mr. Watts. The Employment Agreement provides that Mr. Watts’ employment is terminable at any time by either party, except that the Bank must give Mr. Watts 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $103,500 per year, with the Board of Directors having the discretion to pay Mr. Watts additional compensation as a bonus based on the profitability of the Bank, and Mr. Watts’ performance. In the event the Bank terminates Mr. Watts’ employment without “cause”, the Bank must pay to Mr. Watts his base salary for a period of six to 12 months, with such period to be determined by the Board of

Directors. In addition, in the event Mr. Watts’ employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Watts is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Watts from competing with the Bank under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Watts’ current annual salary under the agreement is $185,000.

The Bank has entered into an Amended and Restated Change of Control Agreement dated September 15, 2006 with Mr. Ranson. The Change of Control Agreement provides that Mr. Ranson shall be entitled to receive a payment equal to 2.99 times his then base salary in the event his employment with FCB terminates or is terminated during the six (6) months immediately preceding a “Change in Control” (as defined in the agreement) or the six (6) months immediately following a Change in Control, unless such termination is or was (a) because of Mr. Ranson’s death, (b) by the Bank for Cause or Disability (as such terms are defined in the agreement), or (c) by Mr. Ranson other than for Good Reason (as defined in the agreement). Any such payment that becomes due to Mr. Ranson can be paid a lump sum or, at the Bank’s option, in equal monthly installments for thirty-six (36) months.

Stock Option Plan

On March 15, 2000 the Board of Directors of the Bank adopted the First Capital Bank 2000 Stock Option Plan (the “Plan”), which was approved by the stockholders of the Bank at the annual meeting of stockholders held on May 24, 2000. The Plan originally made available up to 77,000 shares of Common Stock for the granting of stock options to employees, directors, consultants and other persons who have provided services to the Bank in the form of incentive stock options (employees only) and non-qualified stock options (collectively, “Options”). With each subsequent capital raise to support the Company’s growth, the Plan has been amended. On March 19, 2003, the Board of Directors of the Bank approved an amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 52,170 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 22, 2003, as a result of which the Plan now made up to 129,170 shares available for issuance upon the exercise of options granted under the Plan. On February 16, 2005, the Board of Directors of the Bank approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 26,486 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 18, 2005, as a result of which the Plan made up to 233,489 shares available for issuance upon the exercise of options granted under the Plan (after adjustment for the 3 for 2 stock that was effective December 28, 2005). On February 21, 2007, the Board of Directors of FCB approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 105,000 shares. The amendment was approved by the stockholders of FCB at the annual meeting held on August 15, 2007, as a result of which the Plan now makes up to 338,489 shares available for issuance upon the exercise of options granted under the Plan.

The Plan was adopted and approved as the FCB 2000 Stock Option Plan in connection with the consummation of the Share Exchange on September 8, 2006. In connection therewith, any and all options thereunder were automatically converted into options to acquire shares of stock in FCB. Unless sooner terminated, the Plan shall continue in effect for a period of ten years from the adoption of the Plan by the Board.

The Plan is administered by the Board of Directors, or a Committee thereof, which has the power to determine the persons to whom Options are to be granted. In administering the Plan, the Board of Directors or the Committee, as applicable, has the authority to determine the terms and conditions upon which Options may be made and exercised, to construe and interpret the Plan and to make all determinations and actions with respect to the Plan. Pursuant to the provisions of the Plan, the exercise price of incentive stock options awarded in the future shall not be less than the fair market value of the Bank’s Common Stock on the date the Option is granted. The exercise price of all other options awarded in the future will not be less than 85% of the fair market value of the stock on the date the option is granted. Furthermore, all Options may be subject to various vesting requirements that must first be satisfied in order for the Options to be exercisable. All Options to be granted to the executive officers and directors of FCB will be granted in accordance with Rule 16b-3 under the Exchange Act.

Option Grants

The following table sets forth information concerning individual grants of stock options made during the last fiscal year to the persons named in the Summary Compensation Table, which were approved by the Board of Directors of FCB.

Name	No. of Options Granted	% of Total Options Granted In Fiscal Year	Date of Grant	Exercise Price	Expiration Date
Robert G. Watts, Jr.	2,275	3.65%	1/17/2007	$17.50	1/17/2017

In addition to the shares described above, on January 16, 2008, Mr. Watts was granted an option to purchase 2,500 shares at an exercise price of $12.00 per share with an expiration date of January 16, 2018.

Year End Option Values

The following table sets forth information concerning the total number of securities underlying unexercised options held at the end of the fiscal year by the persons named in the Summary Compensation Table.

Outstanding Option Awards At Fiscal Year End

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)		Option Exercise Price		Option Expiration Date
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Watts, Jr.	26,483	1,517	$85,834	—		*		*
K. Bradley Hildebrandt	12,000	—	$53,825	—		**		**

Ann K. Hillsman	2,000	4,000	—	—	$18.50	June 14, 2016

(1)	The value of in-the-money options at fiscal year end was calculated by determining the difference between the price of a share of common stock and the exercise price of the options.
*	(i) 8,250 shares with an exercise price of $5.32 expiring on December 31, 2010; (ii) 2,250 shares with an exercise price of $7.00 expiring on December 11, 2012; (iii) 225 shares with an exercise price of $7.33 expiring on March 19, 2013; (iv) 15,000 shares with an exercise price of $10.00 expiring on December 17, 2013 and (v) 2,225 shares with an exercise price of $17.00 expiring on January 17, 2017.
**	(i) 6,750 shares with an exercise price of $5.43 expiring date of January 18, 2012; (ii) 1,500 shares with an exercise price of $7.07 expiring February 13, 2013; and (iii) 3,750 shares and an exercise price of $10.00 expiring December 17, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no legal proceedings to which any director, executive officer or shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

During fiscal 2007, FCB or the Bank extended credit to certain of its Directors. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company is prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by federal banking laws. The balance of loans to Company directors and executive officers totaled $11.8 million at December 31, 2007, or 33.9% of the Company’s equity as of such date.

There are no existing or proposed transactions between FCB and its Directors outside of those contemplated in the ordinary course of its banking business. In accordance with the foregoing, FCB currently employs the law firm of Cantor Arkema, P.C. with which Grant S. Grayson, the Chairman of the Board of Directors of FCB, is affiliated, as counsel to FCB.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2007, FCB engaged the accounting firm of Cherry, Bekaert & Holland, L.L.P. to audit its financial statements for 2007.

Audit Fees

The following table sets forth the professional fees paid to Cherry, Bekaert & Holland, L.L.P by the Company for professional services rendered for the calendar years 2007 and 2006:

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	2007	2006
Audit Fees (1)	$65,000	$41,000
Stock Offering (2)	52,000	—
Tax Fees (3)	5,500	4,000

Total Fees	$112,500	$45,000

(1)

These fees paid for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-QSB.

(2)	These fees paid for professional services rendered in the stock offering conducted by the Company in 2007.
(3)	These are fees paid on professional services rendered for the preparation of the Company’s tax return.

Financial Information Systems Design and Implementation Fees and All Other Fees

No fees for professional services were billed to FCB by Cherry, Bekaert & Holland, L.L.P. during the fiscal year ended December 31, 2007, except for the fees described above. The Audit Committee pre-approved the audit, stock offering fees and tax services.

At the stockholders meeting, a vote will be taken on a proposal by the Board of Directors to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as independent auditors for the year ending December 31, 2008. Ratification will require the affirmative vote of a majority of the common Stockholders present at the meeting.

Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2008.

OTHER MATTERS

Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

STOCKHOLDER PROPOSALS

Subject to the rules of the Exchange Act, any stockholder who intends to submit a proposal for action at the annual meeting of stockholders must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the stockholder must continue to own such securities through the date on which the meeting is held. Currently, the 2008 Annual Meeting of

Stockholders is scheduled to be held on May 21, 2008, and this Proxy Statement is scheduled to be mailed on April 14, 2008. To be considered for inclusion in the proxy material for the 2009 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of First Capital Bancorp, Inc. at 4222 Cox Road, Suite 200, Glen Allen, Virginia, 23060 on or before December 16, 2008.

REVOCABLE PROXY

FIRST CAPITAL BANCORP, INC.

Proxy for Annual Meeting of Stockholders

Wednesday, May 21, 2008

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert G. Watts, Jr., Debra L. Richardson and Jay M. Weinberg, and each of them, proxies with full power to vote all of the stock of First Capital Bancorp, Inc. which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 21, 2008, at Comfort Suites, 4051 Innslake Drive, Glen Allen, Virginia at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE MARK VOTES AS IN THIS EXAMPLE    ☐

1. ELECTION OF DIRECTORS

	For	Against	For All Except
Class I (for a term of 3 years)

Gerald Blake	☐	☐	☐

Dr. Kamlesh N. Dave	☐	☐	☐

Grant S. Grayson	☐	☐	☐

Gerald H. Yospin	☐	☐	☐

	For	Against	Abstain
2. PROPOSAL TO RATIFY THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND	☐	☐	☐

If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposal to ratify the appointment of Cherry, Bekaert & Holland.

The stockholder’s signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person

Dated:                         , 2008

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD IN POSTAGE PAID ENVELOPE PROVIDED